EXHIBIT 10.14.11

                        DESIGN AND DEVELOPMENT AGREEMENT

         This Agreement made as of the 24th day of June 1998, by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (the
"Partnership"), and ROBERTS PROPERTIES, INC., a Georgia corporation (the "Developer"),

                              W I T N E S S E T H:

         WHEREAS, the Partnership has acquired approximately 49.14 acres of land at the intersection of Abbotts Bridge Road and Jones Bridge Road in Atlanta,
 Georgia (the "Property") as described in the 1998 Form 10-K of Roberts Realty Investors, Inc., (the "10-K"), and the Partnership intends to develop, construct, own and operate on the Property a 405 unit apartment community ("Abbotts Bridge") consisting of 118 townhomes and 287 garden-style apartments; and

         WHEREAS, the Partnership desires that the Developer perform certain advisory, administrative and supervisory services relating to the Partnership's design, development and construction of Abbotts Bridge;

           NOW, THEREFORE, the parties hereto hereby agree as follows:

                                       1.

                                    Services

         The Developer will create and develop Abbotts Bridge and manage the team of professionals involved, including engineers, land planners, architects and designers, and manage the design team involved in developing the interior design and models, as well as selecting the materials, finishes, features and colors for Abbotts Bridge. The Developer shall also provide supervisory services to ensure that Abbotts Bridge is built in accordance with the approved Plans and Specifications provided.

                                       2.

                                  Compensation

         For the above services, the Developer shall be paid a total of Two Million Twenty-Five Thousand Dollars ($2,025,000), payable upon demand by the Developer.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

ROBERTS PROPERTIES RESIDENTIAL,           ROBERTS PROPERTIES, INC., a
L.P., a Georgia limited partnership       Georgia corporation

By:  Roberts Realty Investors, Inc.,       By: /s/ Charles S. Roberts
       its General Partner                    ----------------------------------
                                                   Charles S. Roberts, President

By:  /s/  Charles R. Elliott
     -------------------------------------------
     Charles R. Elliott, Chief Financial Officer